Exhibit 10.3

[FORM OF]

AMENDMENT TO EMPLOYMENT

AGREEMENT/CHANGE IN CONTROL AGREEMENT

This Amendment (“Amendment”) is made as of August _____________, 2016, by and among Standard Financial Corp. (“SFC”), Standard Bank (“Standard Bank”), and ______________________ (“Executive”).

WITNESSETH:

WHEREAS, Executive is now serving as ________________________ of Standard Bank; and

WHEREAS, SFC, Standard Bank, and Executive are parties to that certain [Employment Agreement/Change in Control Agreement] dated as of ___________________ (the “Executive Agreement”) pursuant to which, among other things, Executive would be entitled to benefits upon a “Change in Control” as defined therein; and

WHEREAS, SFC and Allegheny Valley Bancorp, Inc. (“AVLY”) are parties to that certain Agreement and Plan of Merger dated as of August 29, 2016 (the “Merger Agreement”) pursuant to which the AVLY will merge with and into SFC with SFC as the surviving corporation (the “Merger”) and upon the completion of the Merger, Allegheny Valley Bank (“AVB”) will merge with and into Standard Bank with Standard Bank surviving.

WHEREAS, the Merger will not constitute a “Change in Control” of SFC and Standard Bank under the Executive Agreement;

WHEREAS, upon consummation of the Merger, Executive is to be employed in the position of __________________ and shall hold the title of __________________ of Standard Bank;

WHEREAS, as consideration for entering into this Amendment, after the Change of Control, Executive shall receive a base salary and perquisites no less advantageous than Executive is receiving as of the date of this Amendment; and

WHEREAS, SFC, Standard Bank, and Executive desire to enter into this Amendment in light of the pending Merger, which Amendment shall only become effective upon the consummation of the Merger on the Effective Date at the Effective Time.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, Executive, SFC, and Standard Bank agree as follows:

1.       At the Effective Time, Executive is to be employed in the position of _____________________ and shall hold the title of _____________________ of Standard Bank.

2.       As consideration for entering into this Amendment, after the Change of Control, Executive shall receive a base salary and perquisites no less advantageous than Executive is receiving as of the date of this Amendment.

3.       Executive hereby agrees that the Merger shall not constitute a Change in Control for purposes of the Executive Agreement.

4.       Except as amended by this Amendment, the Executive Agreement shall continue in full force and effect and shall continue after consummation of the Merger and after the Effective Time. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The Amendment shall constitute an Amendment under the Executive Agreement.

5.       This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6.       This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, and to the extent permitted, assigns.

7.       This Amendment shall terminate upon a termination of the Merger Agreement in accordance with its terms.

In Witness Whereof, the parties have executed this Amendment to the [Employment Agreement/Change in Control] as of the day and year first above written.

ATTEST:	STANDARD FINANCIAL CORP.

By:
Timothy K. Zimmerman
CEO and President

STANDARD BANK

By:
Timothy K. Zimmerman
CEO and President

WITNESS:	EXECUTIVE